EXHIBIT 99.1
Investor Presentation
August 2011

FORWARD LOOKING STATEMENTS

This presentation contains certain forward-looking statements, as that term is defined in U.S.
federal securities laws. Generally, these statements relate to our business plans or strategies, projections involving anticipated revenues, earnings, profitability, or other aspects of operating results, or other future developments in our affairs or the industry in which we conduct business. Forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,”
“expect,” “intend,” “plan,” “estimate,” “would be,” “will,” “intend to,” “project,” or similar expressions or the negative thereof, as well as statements that include future events, tense or dates, or are not historical or current facts. These forward-looking statements include but are not limited to statements regarding our ability to successfully execute our strategy and
Strategic Growth and Diversification Plan, the level and sufficiency of our current regulatory capital and equity ratios, our ability to continue to diversify the loan portfolio, our efforts at deepening client relationships, increasing our levels of core deposits, lowering our non-
performing asset levels, managing and reducing our credit-related costs, increasing our revenue growth and levels of earning assets, the effects of general economic and competitive conditions nationally and within our core market area, the sufficiency of the levels of provision for the allowance for loan losses and amounts of charge-offs, loan and deposit growth, interest on loans, asset yields and cost of funds, net interest income, net interest margin, non-interest income, non-interest expense, interest rate environment, and other factors including those set forth in “Part I. Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended
December 31, 2010. Such forward-looking statements are not guarantees of future performance. The Company does not intend to update these forward-looking statements to reflect occurrences or unanticipated events or circumstances unless required to do so under the federal securities laws.

Agenda
▪ CFS Bancorp Overview
▪ Strategic Growth & Diversification Plan
▪ Outlook

CFS Bancorp Overview

CFS Bancorp Overview
▪ Headquartered in Munster, IN
 — 22 full service branch locations in Northwest
 IN and South Suburban Chicago
 — CFS Bancorp formed in 1998
 — Citizens Financial Bank founded in 1934
▪ $1.1B Total Assets at June 30, 2011
▪ $738m Total Loans
▪ $965m Total Deposits
 — 96% Deposit Funded
 — 59% Core Deposits
 — No Brokered Deposits
▪ $116m Tangible Common Equity
 — 10.3% TCE Ratio
 — No Holding Company debt
 — No TruPS
 — No TARP
▪ NASDAQ: CITZ

CFS Bancorp Overview
▪ Ongoing
 — NPA remediation efforts
 — Sales culture with regional partnerships
 — Comprehensive performance & incentive programs
 — Focus on C&I, CRE-Owner Occupied, Multifamily
 offerings
 — Deposit acquisition and deleveraging
 — Capital management
▪ Discontinued / Deemphasized
 — Commercial participations
 — Commercial construction & land development loans

Strategic Growth
& Diversification Plan

Strategic Growth & Diversification Plan
▪ Board approved in late 2007
 — Implementation commenced in 2008
▪ Four key long-term objectives
 — Reduce non-performing assets
 — Grow while diversifying by targeting small and mid-
 sized business owners for relationship banking
 opportunities
 — Expand and deepen the Company’s relationships with
 its clients
 — Align costs with anticipated future asset base

Investing in Talent to Drive Business Results
▪ 40 new senior and middle managers installed since 2007
▪ 4 of 5 Named Executive Officers new since 2007

Strategic Growth & Diversification Plan
▪ Execution Status
 — We continue to execute the plan
 — Progress made on reducing non-performing assets
 — Loan portfolio diversification continues
 — Strong core deposit growth results achieved
 — Major investments in people and infrastructure
 complete
 — Performance management system fully
 implemented in the sales business units
 — Investor presentations conducted with current
 and prospective shareholders, and all employees

Goal = Top Quartile
Peer Group Financial Performance

Source: SNL Financial and CFS Bancorp, Inc.
Peer Group includes nationwide banks & thrifts with total assets between $1B and $3B.
MOST RECENT QUARTER PERFORMANCE RANKINGS

Strategic Growth & Diversification Plan
▪ Reduce non-performing assets
▪ Grow & diversify loan portfolio
▪ Expand and deepen client relationships
▪ Manage expenses

Reduce Non-Performing
Assets

Commercial Participations Drag
▪ Commercial participations have created significant problems
 — Represent only 3% of gross loan portfolio
 — Account for 14% of all NPLs and 61% of OREO
 — 39% of participations are non-performing
 — Breakdown at 6/30/11 = $5.3 million CRE-NOO, $2.9 million Commercial CL&D
▪ New purchases ceased in 2Q07 but impact lingers

Non-Performing Assets

Non-Performing Loans and OREO

Non-Performing Loans
▪ Retail & Commercial direct originations have held up well
▪ Never originated Subprime, Alt-A, or Option ARMs

Commercial Participation Loans

Commercial Construction and Land Loans

Reserve Position
▪ Have conservatively applied ASC 310-10 (FAS 114) on NPLs
▪ ALLL/NPL depressed due to written-down impaired loans in NPLs
 — $7.4 million of partial charge-offs on impaired collateral dependent loans
 — $8.0 of specific reserves on other NPLs in ALLL
▪ OREO is carried at 53.5% of original loan value

Ongoing NPA Remediation
▪ Proactive problem asset management
 — Weekly review of delinquencies by Asset Management
 Committee
 — Action plan review for all loans graded watch or worse
 — Impairment analysis prepared quarterly on all substandard loans > $750,000
 — Loan grade review for all loans 30-days+ past due
 — All performing past due loans reviewed
 — Monthly management reports prepared for Board of
 Directors

Ongoing NPA Remediation
▪ Upgraded underwriting process & criteria
 — Hired new SVP-Senior Credit Officer in December 2007
 — Hired new VP-Credit Manager in July 2008
 — 4 new credit analysts added since December 2007
 — New Credit Policy implemented in early 2008
 — Developed new loan grading matrix utilizing objective
 attribute analysis in mid-2009

NPAs for Loans Originated Prior to 1/1/08

NPAs for Loans Originated After 1/1/08
Origination Volume for the period = $514.6 million

Grow While Diversifying

Growth Results in Targeted Segments
▪ 46% increase in targeted growth segments since 12/31/07
 — C&I increased 39%
 — CRE-Owner Occupied increased 24%
 — Multifamily increased 102%
▪ 7.2% annualized loan growth in 2nd quarter of 2011

Strategic Shift in Portfolio
▪ 29% reduction in targeted shrinkage segments since 12/31/07
 — Commercial participation loans reduced 74%
 — Commercial construction & development loans (CLD) decreased 60%

Results of Commercial Loan Portfolio
Diversification Plan
▪ Targeted aggressive growth segments (C&I, CRE
 Owner Occupied, and Multifamily) are up from 36% at
 12/31/07 to 53% of the portfolio at 6/30/11
▪ Targeted shrinkage segments are down from 28% at
 12/31/07 to 9% of the portfolio at 6/30/11
▪ Targeted moderate growth segment (CRE Non-Owner
 Occupied) has remained stable at approximately 37%
 of the portfolio

Expand and Deepen Relationships

Focus on Business Relationships
▪ Business Banking Group reorganized to drive growth
 — New EVP Sales Management hired in 2008
 — 14 new Relationship Managers hired
 — Average banking industry experience of 20+ years
 — Expertise in C&I and Multifamily lending
▪ Regional partnerships formed between Retail and
 Business Banking teams with shared goals and
 incentives

Performance Management Program
▪ Power of Personal Performance (PoPP)
▪ Primary focus on sales activities and behaviors
▪ Utilization of balanced scorecards to track activities
▪ Coaching sessions, check-ins, skill builders, and skip
 coaching
▪ Improved outcomes, and client and employee
 satisfaction
 — Chicago Tribune Top Workplace - 2010
 — Northwest Indiana Times Best Workplace - 2010
 — Northwest Indiana Times Best Client Service by a
 Financial Institution - 2010

Focus on Business Relationships
▪ Focus on small and medium-sized businesses
 — Aggressively grow C&I, multifamily, and owner
 occupied CRE relationships as a share of commercial
 loans
▪ Increase business deposits to generate relationships
 and fund growth
▪ IT platform provides competitive advantage in Cash
 Management opportunities

Focus on Business Relationships
▪ Proactive prospecting
 — Feet on the street - experienced teams now in their
 markets
 — Trusted Advisor approach vs. transactional lending
 — Incentives are equally weighted between deposit
 gathering and loan production

Non-Municipal Business Deposits

Total Deposits

Total Borrowed Funds

Deposit Growth Reduces Reliance on
Wholesale Funding

Deposit Growth Reduces Reliance on
Wholesale Funding

Expanding & Deepening Client Relationships
Drive Improved NIM
▪ NIM expansion driven by client relationships and deleveraging
 — Increase in core deposits
 — Increase in non-interest bearing deposits
 — Disciplined deposit and CD pricing
 — Reduced FHLB borrowings

Manage Expenses

Improve Efficiency Ratio
▪ Overall FTE headcount reduced from 360 in 2006 to
 314 currently
▪ Salary freeze throughout 2010, lifted in 2011
▪ Reduce drag from NPAs ($50M x 5% = $2.5M), credit
 related costs ($1.75M), and too large investment
 portfolio ($50M x 2% = $1M)
▪ Capacity for balance sheet growth based on current
 infrastructure, expense base, and capital
▪ Construction of three new branches postponed
▪ Ongoing efficiency review and initiatives
▪ Review opportunities for additional ancillary fee
 income sources (e.g. mortgage banking, wealth
 management)

Non-Interest Expense Drivers

Non-Interest Expense Drivers (cont.)

Non-Interest Expense Drivers (cont.)

Non-Interest Expense Drivers (cont.)

($ in thousands)
	For the year ended
	2007	2010	Change
Total Non-Interest Expense	33,459	37,775	4,316

Less-Controllable Expenses:
Total Credit Related Costs	(507)	(2,121)	(1,614)
Professional Fees	(1,284)	(2,283)	(999)
FDIC Premiums & OTS Fees	(373)	(2,551)	(2,178)
Total Less-Controllable Expenses	(2,164)	(6,955)	(4,791)

Adjusted Non-Interest Expense	31,295	30,820	(475)

Path Forward
▪ Continue execution of Strategic Growth &
 Diversification Plan
 — Focus on Northwest Indiana and South Suburban
 Chicago markets
▪ Experienced senior management, sales, and credit
 teams in place
▪ Improving reputation in our markets as Business
 Bankers
▪ Ongoing banking consolidation provides growth
 opportunities

Investment Highlights
▪ Business transformation well underway
 — New management team in place
 — Executing on Strategic Growth & Diversification Plan
 — Asset quality stabilizing
 — Improved net interest margin
▪ Significant insider ownership aligned with shareholders
 — NEOs & Directors: 16.2%, including PL Capital (9.7%)
 — 401(k) Plan: 8.8%
▪ Valuation opportunity
 — Substantial discount to tangible book value

Appendix

Financial Highlights

($ in millions)	2007	2008	2009	2010	3/31/11	6/30/11
Balance Sheet
Total Assets	$1,150	$1,122	$1,082	$1,122	$1,144	$1,128
Total Loans	793	750	762	733	724	738
Deposits	863	824	850	946	981	965
Loans / Deposits	92%	91%	90%	77%	74%	76%
Total Equity	$130	$112	$110	$113	$114	$116
Tangible Equity	129	112	110	113	114	116
Capital
Equity / Assets	11.2%	10.0%	10.2%	10.2%	9.9%	10.3%
Tier 1 Capital Ratio	13.1	12.0	11.2	12.3	12.2	12.2
Total Capital Ratio	13.9	13.2	12.4	13.3	13.2	13.3
Asset Quality
NPLs / Total Loans	3.7%	7.3%	7.7%	7.4%	8.2%	7.8%
NPAs / total Assets	2.7	5.2	6.3	6.9	7.3	7.0
NCOs / Average Gross Loans (4)	0.7	2.5	1.2	0.8	0.6	0.6
ALL / Total Gross Loans	1.0	2.1	2.6	2.3	2.4	2.3
ALL / NPLs	27.1	28.4	33.0	31.5	28.7	29.8
Provision / Average Gross Loans (4)	0.3	3.5	1.7	0.5	0.5	0.5
Provision / NCOs	42.4	140.1	144.9	62.9	91.5	94.7
Texas Ratio (NPAs / (Equity + ALL))	22.2	45.5	52.6	59.0	63.6	58.8
Profitability
Net Interest Margin	3.0%	3.3%	3.7%	3.7%	3.6%	3.6%
Non-Interest Income / Total Revenue (1)	25.2	13.9	23.4	20.1	21.7	33.1
Efficiency Ratio (2)	74.2	76.4	81.9	83.7	92.4	81.7
Reported Net Income	$7.5	$(11.3)	$(0.5)	$3.5	$0.5	$1.2
Earnings from Core Operations (PTPP) (3)	12.7%	12.7%	13.3%	10.2%	1.5%	2.5%
PTPP ROAE	$9.8	$10.0	$11.8	$9.0	$5.5	$8.6
PTPP ROAA	1.1	1.1	1.2	0.9	0.6	0.9
(1)	Total Revenue defined as Net Interest Income plus Non-Interest Income.
(2)	Defined as Non-Interest Expense divided by the sum of Net Interest Income plus Non-Interest Income, excluding net gain
	on sales of investment securities and impairment of investment securities.
(3) See Non-GAAP financial information on the following page.
(4) Annualized, If applicable.

Reconciliation to Non-GAAP Metrics

($ in thousands)
					Three months ended		Six months ended
	2007	2008	2009	2010	6/30/10	6/30/11	6/30/10	6/30/11
Income (loss) before taxes	9,835	(19,968)	(2,805)	4,167	1,159	1,658	1,966	2,096
Provision for loan losses	2,328	26,296	12,588	3,877	817	996	2,527	1,899

Pre-tax, pre-provision earnings	12,163	6,328	9,783	8,044	1,976	2,654	4,493	3,995

Adjustments:
Net gain on sale of investments	(536)	(69)	(1,092)	(689)	-	(173)	(456)	(692)
Net (gain) loss on sale of OREO	(22)	(30)	9	154	(11)	(2,238)	(12)	(2,233)
OREO related expenses	343	261	2,976	1,483	255	2,011	886	2,603
Loan collection expenses	164	655	1,077	638	153	233	322	353
Severance and early retirement expense	643	-	37	545	437	-	440	-
FDIC - special assessment	-	-	495	-	-	-	-	-
Impairment on investment securities	-	4,334	-	-	-	-	-	-
Goodwill impairment	-	1,185	-	-	-	-	-	-
Total Adjustments:	592	6,336	3,502	2,131	834	(167)	1,180	31

Pre-tax, pre-provision earnings from core operations	12,755	12,664	13,285	10,175	2,810	2,487	5,673	4,026